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              SOUTHERN UNION COMPANY AND SUBSIDIARIES

                 COMPUTATION OF PER SHARE EARNINGS       Exhibit 11



                     Three            Six              Twelve
                  Months Ended    Months Ended      Months Ended
                   March 31,       March 31,         March 31,
                ---------------  ---------------  ---------------
                   1995    1994     1995    1994     1995    1994
                ------- -------  ------- -------  ------- -------
                          (in thousands of dollars,
                          except per share amounts)


Net earnings
  available
  for common
  stock. . . .. $16,153 $ 9,954  $16,542 $13,441  $11,478 $12,268
                ======= =======  ======= =======  ======= =======

Primary earnings
  per share:
    Average
      shares out-
      standing . 11,492  11,431   11,465   9,341   11,461   9,071
    Stock options
      issued or
      granted. .    242     159      258     270      260     246
                ------- -------  ------- -------  ------- -------
    Average
      shares out-
      standing . 11,734  11,590   11,723   9,611   11,721   9,317
                ======= =======  ======= =======  ======= =======

    Primary
      earnings
      per share.$  1.38 $  0.86  $  1.40 $  1.40  $  0.98 $  1.32
                ======= =======  ======= =======  ======= =======

Fully diluted
  earnings per
  share:
    Average
      shares out-
      standing . 11,492  11,431   11,465   9,341   11,461   9,071
    Stock options
      issued or
      granted. .    248     159      258     288      260     288
                ------- -------  ------- -------  ------- -------
    Average
      shares out-
      standing . 11,740  11,590   11,723   9,629   11,721   9,359
                ======= =======  ======= =======  ======= =======

    Fully
      diluted
      earnings
      per share.$  1.38 $  0.86  $  1.40 $  1.40  $  0.98 $  1.31
                ======= =======  ======= =======  ======= =======


- - ---------------------------------

Note: All periods have been adjusted for the 5% stock dividend distributed on June 30, 1994 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.

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                  FINANCIAL DATA SCHEDULE